UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2011 (September 20, 2011)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1410
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On September 21, 2011, Care Investment Trust Inc. (“Care”) (through three wholly-owned single purpose limited liability company subsidiaries (the “Purchasers”)) acquired three assisted living and memory care facilities located in Virginia (the “Facilities”) from affiliates of Greenfield Senior Living, Inc. (“Greenfield”). The Facilities were acquired for an aggregate purchase price of $20,800,000, of which approximately $15,500,000 was funded with the proceeds of a first mortgage bridge loan described in Item 2.03 below, and the balance with working capital. Immediately upon acquisition by Care, the Facilities were leased back to Greenfield pursuant to a Master Lease having a term of 12 years, with two extension options of ten years each (the “Master Lease”). The Master Lease is a triple net lease, meaning that the tenants are responsible for all taxes, insurance, utilities, repairs and maintenance and capital costs with respect to the Facilities. The aggregate minimum cash rent payable by the tenants during the initial year of the Master Lease is $1,650,000. Greenfield has guaranteed the obligations of the tenants under the Master Lease. The obligations of the tenants under the Master Lease are also secured by personal property and intangible assets of the tenants associated with the Facilities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
      On September 20, 2011, KeyBank National Association (“KeyBank”) loaned to Purchasers defined above the principal amount of approximately $15,500,000 (the “Bridge Loan”) under a Loan Agreement dated September 20, 2011 for the purpose of financing the purchase price for the acquisition described in Item 2.01 above. The Bridge Loan is secured by separate cross-collateralized, cross-defaulted first priority mortgages on each of the Facilities. Care has guaranteed payment of up to $5,000,000 of the obligations under the Bridge Loan. The Bridge Loan bears interest at a floating rate per annum equal to the London Interbank Offered Rate (LIBOR) plus 400 basis points, with no LIBOR floor, and provides for monthly interest and principal payments commencing on October 1, 2011. The Bridge Loan will mature on June 20, 2012 subject to a three-month extension at the option of the Purchasers, so long as certain conditions are satisfied. Care intends to refinance the Bridge Loan within approximately 90 days after closing through permanent mortgage financing backed by Freddie Mac, with KeyBank acting as the sponsor of such mortgage financing.

Item 7.01.	Regulation FD Disclosure.
     On September 21, 2011, Care issued a press release announcing its acquisition of three senior living facilities located in Virginia for an aggregate purchase price of $20,800,000, all as described in Item 2.01 above. The press release, which is attached as Exhibit 99.1, is hereby incorporated herein by reference.
     The information in the press release and this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired - Required financial information will be provided by amendment within 71 days after the date the initial Current Report of Form 8-K with respect to Item 2.01 above is required to be filed (September 26, 2011).

(b)	Pro Forma Financial Information - to be provided by amendment within 71 days after the date the initial Current Report of Form 8-K with respect to Item 2.01 above is required to be filed (September 26, 2011).

(d)	Exhibits
     The following exhibits are filed or furnished, as appropriate, as part of this Report.

EXHIBIT
NO.	DESCRIPTION OF DOCUMENT
99.1	Press release dated September 21, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARE INVESTMENT TRUST INC.
Date: September 26, 2011	By:	/s/ Salvatore (Torey) V. Riso, Jr.
		Name:	Salvatore (Torey) V. Riso, Jr.
		Title:	President and Chief Executive Officer

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